SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 1, 2005
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number: 001-13997

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Press Release
Complaint filed in the United States District Court for the District of Delaware
Complaint filed in the Court of Chancery of the State of Delaware
Motion for a Temporary Restraining Order

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 8.01 Other Events
     On December 5, 2005, Bally Total Fitness Holding Corporation (the “Company”) filed a lawsuit in U.S. District Court for the District of Delaware against Liberation Investments, L.P., Liberation Investments, Ltd., Liberation Investment Group LLC (together “Liberation) and Emanuel R. Pearlman alleging that false and misleading statements were made in documents filed by Liberation and Pearlman with the Securities and Exchange Commission pursuant to Section 14(a) and Section 13(d) of the Securities Exchange Act of 1934.
     On December 5, 2005, the Company also filed suit in Delaware Chancery Court alleging that a stockholder proposal submitted by Liberation in connection with the Company’s upcoming annual meeting of stockholders (the “Liberation Proposal”) is illegal under Delaware law and invalid under the Company’s Certificate of Incorporation.
     The Company has filed a motion for a temporary restraining order in the federal litigation that would, among other things, prohibit Liberation from soliciting proxies, representing that the Liberation Proposal is valid and distributing false and misleading information regarding the Liberation Proposal.
     These matters were announced in a press release issued December 5, 2005, which is attached hereto as Exhibit 99.1. The pleadings with respect to these matters are attached hereto as Exhibits 99.2, 99.3 and 99.4.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Press Release

99.2	Complaint filed in the United States District Court for the District of Delaware

99.3	Complaint filed in the Court of Chancery of the State of Delaware

99.4	Motion for a Temporary Restraining Order filed in the United States District Court for the District of Delaware
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: December 6, 2005	/s/ Marc D. Bassewitz

Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel